Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Forster Drilling Corporation, Houston
Fred Forster III, 713-266-8125

Forster Drilling Reports Fiscal Third Quarter 2007 Results

Monday, October 22, 2007 6:00pm E.T

Third Quarter Revenues up 94% to $2,327,631

Houston, Texas October 22, 2007, Forster Drilling Corporation (OTC:BB FODL) today reported results for the three months ended August 31,2007, which is the third quarter of its 2007 fiscal year.

Revenues for the third quarter of Fiscal 2007 grew to $2,327,631, compared to revenues of $1,200,000, an increase of 94%, for the third quarter of fiscal 2006.

Gross profit for the third quarter of fiscal 2007 grew to $1,095,768 compared to a gross profit of $199,950 for the third quarter of fiscal 2006, an increase of 440%.

Operating loss for the third quarter of fiscal 2007 narrowed to $19,813 from a loss of $1,509,417 for the third quarter of fiscal 2006.

Net loss for the third quarter of fiscal 2007 narrowed to $0.03 per diluted share from a loss of $0.06 per diluted share for the third quarter of fiscal 2006.

Forster Drilling Corporation is engaged in three related business activities:

•	Forster Drilling, Inc. - Providing contract land drilling services to oil and gas exploration and production companies (E&P).

•
Forster Tool and Supply, Inc. - Fabricates new drilling rig components and assembles them with refurbished components into "like-new", state-of-the-art drilling rigs. Certain components manufactured by the Company are branded as "ForceStar" for which a registered trademark application has been filed.

•	Forster Exploration and Production, Inc. - Joint-venture participation with our drilling service customers in the exploration, development, and production of oil and gas reserves.